THORNBURG ETF TRUST N-1A/A

Exhibit 99.(h)(8)

FOURTH AMENDMENT TO FUND ACCOUNTING AND SUPPORT SERVICES AGREEMENT

This Fourth Amendment, made as of December 20, 2024 (the “Amendment”), to that certain Fund Accounting and Support Services Agreement, dated as of April 12, 2018 and effective as of January 1, 2018, as amended (the “Agreement”), by and between State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), Thornburg Investment Trust, a Massachusetts business trust (the “Original Fund”), and Thornburg ETF Trust, a Massachusetts business trust (the “New Fund”, and together with the Original Fund, the “Funds”, and each a “Fund”, and collectively with State Street, the “Parties”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement.

WHEREAS, the New Fund is an open-end management investment company currently comprised of multiple series (each, a “Portfolio” and collectively, the “Portfolios”), and will be registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement (“Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the New Fund desires to retain State Street to furnish certain fund accounting and other support services to the New Fund, and State Street is willing to furnish such services, on the terms and conditions set forth in the Agreement; and

WHEREAS, the Parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Addition of the New Fund.

(a)	The New Fund hereby employs State Street to provide certain fund accounting and other support services to the New Fund on the terms set forth in the Agreement. State Street accepts such employment and agrees to render the services stated therein.

(b)	Each reference in the Agreement to the “Fund” shall mean each of the Original Fund and the New Fund. Although State Street and the Funds have entered into the Agreement in the form of a master agreement for administrative convenience, this Amendment shall create a separate Agreement for each of the Original Fund and the New Fund, as though State Street had executed a separate Agreement with each Fund and all references to the “Fund” shall be to each of the Original Fund and the New Fund in its individual capacity. No rights, responsibilities or liabilities of a Fund shall be attributed to any other Fund. No Fund shall have any obligation with respect to any obligations owed pursuant to the Agreement by any other Fund. With respect to any obligations of a Fund and its related accounts arising under this Agreement, State Street shall look for payment or satisfaction of any such obligation solely to the assets and property of such Fund and such accounts to which such obligation relates as though the Fund had separately contracted with State Street by separate written instrument with respect to it and its accounts.

(c)	The New Fund hereby confirms as of the date hereof the representations and warranties set forth in Section 4 of the Agreement. State Street hereby confirms as of the date hereof the representations and warranties set forth in Section 3 of the Agreement

(d)	The first paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

“This Fund Accounting and Support Services Agreement (“Agreement”) dated as of April 12, 2018, is by and between State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), and each Fund listed on Schedule A attached hereto (each, a “Fund”), effective as of the date written beside its name on Schedule A.”

(e)	Solely with respect to the New Fund, Section 21 of the Agreement shall be deleted in its entirety and amended and restated as follows:

“21. Entire Agreement

This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all previous representations, warranties or commitments regarding the services to be performed hereunder, whether oral or in writing.”

(f)	Schedule A to the Agreement is hereby deleted in its entirety and amended and restated as set forth on Exhibit A attached hereto.

(g)	Annex 1 to Schedule B6 of the Agreement is hereby deleted in its entirety and amended and restated as set forth on Exhibit B attached hereto.

2.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

3.	This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

4.	This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

5.	State Street acknowledges that each Fund’s Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and that the Agreement is executed or made by or on behalf of each Fund by an officer as an officer and not individually. State Street further acknowledges that the obligations of each Portfolio under the Agreement are not binding upon any Trustee, officer or shareholder of a Portfolio individually but are binding only upon the assets and property of the applicable Portfolio and that the rights and any liabilities and obligations of any one Portfolio are separate and distinct from those of any other Portfolio.

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Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

THORNBURG INVESTMENT TRUST

By:	/s/ Curtis Holloway
Name:	Curtis Holloway
Title:	CFO & Treasurer

THORNBURG ETF TRUST

By:	/s/ Curtis Holloway
Name:	Curtis Holloway
Title:	CFO & Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrea E. Sharp
Name:	Andrea E. Sharp
Title:	Managing Director

Exhibit A

FUND ACCOUNTING AND SUPPORT SERVICES AGREEMENT

SCHEDULE A

Listing of Portfolio(s)

Thornburg Investment Trust

Thornburg Better World International Fund

Thornburg California Limited Term Municipal Fund

Thornburg Capital Management Fund

Thornburg Core Plus Bond Fund

Thornburg Developing World Fund

Thornburg Emerging Markets Managed Account Fund

Thornburg Global Opportunities Fund

Thornburg Intermediate Municipal Fund

Thornburg International Equity (International Value)

Thornburg International Growth Fund

Thornburg Investment Income Builder Fund

Thornburg Limited Income Fund

Thornburg Limited Term Municipal Fund

Thornburg Limited Term U.S. Government Fund

Thornburg Ultra Short Income Fund (Low Duration Income)

Thornburg Short Duration Municipal Fund (Low Duration Municipal)

Thornburg Municipal Managed Account Fund

Thornburg New Mexico Intermediate Municipal Fund

Thornburg New York Intermediate Municipal Fund

Thornburg Small/Mid Cap Core Fund (Value)

Thornburg Small/Mid Cap Growth Fund (Core Growth)

Thornburg Strategic Income Fund

Thornburg Strategic Municipal Income Fund

Thornburg Summit Fund

Thornburg ETF Trust: Effective January 22, 2025

Thornburg Core Plus Bond ETF

Thornburg Multi Sector Bond ETF

Thornburg International Equity ETF

Thornburg International Growth ETF

Exhibit B

ANNEX I

THORNBURG INVESTMENT TRUST

THORNBURG ETF TRUST

Further to the Amendment dated as of June 29, 2018, to the Fund Accounting and Support Services Agreement dated as of April 12, 2018, between Thornburg Investment Trust, Thornburg ETF Trust (Thornburg Investment Trust and Thornburg ETF Trust, each a “Fund”) and State Street Bank and Trust Company (“State Street”), each Fund and State Street mutually agree to update this Annex 1 by adding/removing Portfolios as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type
THORNBURG INVESTMENT TRUST	Standard N-PORT Reporting Solution (Data and Filing)
Thornburg Better World International Fund	Standard
Thornburg California Limited Term Municipal Fund
Thornburg Capital Management Fund
Thornburg Core Plus Bond Fund
Thornburg Developing World Fund
Thornburg Emerging Markets Managed Account Fund
Thornburg Global Opportunities Fund
Thornburg Intermediate Municipal Fund
Thornburg International Equity (International Value)
Thornburg International Growth Fund
Thornburg Investment Income Builder Fund
Thornburg Limited Income Fund
Thornburg Limited Term Municipal Fund
Thornburg Limited Term U.S. Government Fund
Thornburg Ultra Short Income Fund (Low Duration Income)
Thornburg Short Duration Municipal Fund (Low Duration Municipal)
Thornburg Municipal Managed Account Fund
Thornburg New Mexico Intermediate Municipal Fund
Thornburg New York Intermediate Municipal Fund
Thornburg Small/Mid Cap Core Fund (Value)
Thornburg Small/Mid Cap Growth Fund (Core Growth)
Thornburg Strategic Income Fund
Thornburg Strategic Municipal Income Fund

Thornburg Summit Fund
THORNBURG ETF TRUST	Standard N-PORT Reporting Solution (Data and Filing)
Thornburg Core Plus Bond ETF	Standard
Thornburg Multi Sector Bond ETF
Thornburg International Equity ETF
Thornburg International Growth ETF

Form N-CEN Services
THORNBURG INVESTMENT TRUST
THORNBURG ETF TRUST

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

THORNBURG INVESTMENT		STATE STREET BANK AND TRUST TRUST COMPANY

By:		By:
	Name: Title: Address: Date:		Name: Title: Address: Date:

THORNBURG ETF TRUST

By:
Name: Title: Address: Date: